February 9, 2001
Kathryn Woods, True North:  212/727-5582


FOR IMMEDIATE RELEASE


                TRUE NORTH MANAGEMENT TO PRESENT AT MERRILL LYNCH
                      MARKETING COMMUNICATIONS CONFERENCE

CHICAGO--True North Communications Inc. (NYSE: TNO) said today that the company's senior management, David Bell, Chairman and CEO, and Kevin Smith, CFO, will address The Merrill Lynch Fourth Annual Marketing Communications Conference being held in New York February 12-13, 2001. Management will provide a corporate overview during their presentation the morning of February 13th between 9AM - 10 AM EST.

The Merrill Lynch Marketing Communications Conference will be accessible to investors who want to listen to the presentations via telephone dial-in. An audio replay of the True North portion of the conference will also be available for investors and press. Telephone dial-in information is as follows:

Live TNO presentation (9AM -10AM EST, February 13):
Please dial 913-981-4904. Provide confirmation number: 453394.

Replay of the TNO presentation (available beginning at 7PM EST, Feb. 13th for 5 days):
Please dial 888-203-1112. Provide confirmation number: 453394
International calls: Dial 719-457-0820. Provide confirmation number as per above.

About True North:
True North Communications Inc. is one of the world's leading advertising and communications holding companies. True North has three major global brands: FCB Worldwide, advertising; BSMG Worldwide, public relations; and Marketing Drive Worldwide, marketing services. The company also has a strong roster of other advertising brands, including Bozell Group, New America Strategies Group, R/GA Interactive, Temerlin McClain, Tierney & Partners, and TN Media, among them. True North also has a stake in Springer & Jacoby, the German-based multinational ad agency. Based in Chicago, True North had 1999 revenues of approximately $1.4 billion and annual billings of more than $14 billion.

                                      # # #